Exhibit 99.1

NEWS RELEASE

CONTACT: Phil Franklin,

Senior Vice President and CFO (773) 628-0810

LITTELFUSE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

CHICAGO, February 5, 2014 – Littelfuse, Inc. (NASDAQ:LFUS) today reported sales and earnings for the fourth quarter and full year of 2013.

Fourth Quarter Highlights

●

Sales were $198.1 million for the fourth quarter of 2013, a 25% increase compared to the fourth quarter of 2012. This included $22.8 million of sales from the Hamlin acquisition. Excluding Hamlin, fourth quarter sales increased 10% compared to the prior year.

●

On a GAAP basis, fourth quarter 2013 earnings were $1.04 per diluted share. This included foreign exchange gains, purchase accounting adjustments and certain special tax items. Excluding special items, adjusted earnings per diluted share were $1.08, a 33% increase over prior-year adjusted earnings per share.

●

On a GAAP basis, operating margin was 16.6% for the fourth quarter of 2013. Operating margin before special items and amortization was 17.9% for the fourth quarter of 2013 compared to 15.9% for the fourth quarter of 2012 primarily due to increased operating leverage resulting from higher automotive and electronics sales.

●	Sales and order trends by business unit were as follows for the fourth quarter:
o

Electronics sales (excluding acquisitions) declined 7% sequentially but increased 13% year over year. The book to bill ratio for the fourth quarter was 1.01 compared to 0.98 for the prior year. The stronger electronics sales and bookings trends compared to the prior year reflect leaner channel inventories and a slightly more positive macroeconomic outlook.

o

Automotive sales (excluding acquisitions) increased 21% year over year due to strong growth in passenger vehicle fuses and Accel sensors and recovery in commercial vehicle products from a very weak prior-year quarter. All regions contributed to the outstanding performance in the passenger vehicle market.

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o

Electrical sales declined 10% year over year due to continued weakness in the mining segment affecting both custom products and protection relays. This was partially offset by continued growth in power fuses resulting primarily from success in the solar, HVAC and lighting markets.

●

Cash provided by operating activities was $31.6 million for the fourth quarter of 2013 compared to $40.1 million for the fourth quarter of 2012. The lower cash flow was due to less favorable working capital performance primarily resulting from a lower sequential sales decline in the fourth quarter of 2013 compared to 2012.

●

The company recently announced the acquisition of SymCom, Inc. With sales of approximately $23 million, SymCom is an important step forward in the company’s strategy to diversify and grow its protection relay platform. The purchase price of $52 million represents approximately 8 times trailing EBITDA. There may be additional consideration payable at the end of 2014 contingent on achieving certain sales and margin targets in 2014.

●	In conjunction with the SymCom acquisition, the company exercised an option to increase its revolving credit facility by $50 million under the existing terms and conditions of the agreement.

“Sales for the fourth quarter were better than expected due to continued strong performance of our automotive business and less-than-usual seasonal decline in our electronics business,” said Gordon Hunter, Chief Executive Officer. “Fuses, commercial vehicle products and sensors all contributed to the strong automotive growth. Electronics also had solid performance across all product categories.”

Full Year Highlights

●	Sales for 2013 increased 13% to a record $757.9 million compared to $667.9 million for 2012.
●	On a GAAP basis, operating margin was 17.1% for 2013 as compared to 16.0% for 2012. Operating margin before amortization and special items was 18.8% for 2013 compared to 18.0% for 2012.
●

GAAP earnings per diluted share for 2013 increased 16% to a record $3.94 compared to $3.40 for 2012. For the full year, the company booked a $6.1 million charge to income tax expense ($3.3 million of which was pushed back to the first quarter) related to the company’s investment in Shocking Technologies, Inc. which was written off in prior periods. This was determined to be a capital loss for tax purposes, instead of an ordinary loss as the company had previously determined in consultation with a third party expert.

●	Adjusted earnings per diluted share before special items increased 17% to $4.46 compared to $3.82 in 2012.
●	Cash from operating activities was $117.4 million in 2013 compared to $116.2 million in 2012.

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“While 2013 had its share of challenges, we executed well and had our best year ever,” said Hunter. “We set records for both sales and earnings. We are on track with most of our organic growth initiatives, and our acquisition program has been productive, as we closed our largest acquisition ever in June and followed that up with a smaller but strategically important acquisition seven months later.”

Outlook

●	Sales for the first quarter of 2014 are expected to be in the range of $195 to $205 million which, at the midpoint, represents 17% growth compared to the first quarter of 2013.
●	Earnings for the first quarter of 2014 are expected to be in the range of $0.98 to $1.12 per diluted share.

Dividend

The company will pay a cash dividend of $0.22 per common share on March 6, 2014 to shareholders of record at the close of business on February 19, 2014.

Conference Call and Webcast Information

Littelfuse will host a conference call today, Wednesday, February 5, 2014, at 10:00 a.m. Central / 11:00 a.m. Eastern time to discuss the fourth quarter results. The call will be broadcast live over the Internet and can be accessed through the company’s website: www.littelfuse.com. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through March 31, 2014 on the company’s website.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 7,000 employees in more than 35 locations throughout the Americas, Europe and Asia.  For more information, please visit the Littelfuse website: littelfuse.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company’s accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the company’s other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This report should be read in conjunction with information provided in the financial statements appearing in the company’s Annual Report on Form 10-K for the year ended December 29, 2012. For a further discussion of the risk factors of the company, please see Item 1A. “Risk Factors” to the company’s Annual Report on Form 10-K for the year ended December 29, 2012.

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LITTELFUSE, INC.
Net Sales and Operating Income by Business Unit
(In thousands of USD, unaudited)

	Fourth Quarter			Year-to-Date
	2013	2012	% Change	2013	2012	% Change

Net Sales
Electronics (2)	$95,174	$75,124	27%	$367,052	$329,466	11%
Automotive (3)	72,888	50,268	45%	267,207	206,222	30%
Electrical	30,067	33,402	(10%)	123,594	132,225	(7%)

Total net sales (1)	$198,129	$158,794	25%	$757,853	$667,913	13%

(1) Total net sales for 2013 include $22.8M for the quarter and $51.0M for year-to-date from the Hamlin acquisition.
(2) Total Electronics net sales for 2013 include $10.6M for the quarter and $24.1M for year-to-date from the Hamlin acquisition.
(3) Total Automotive net sales for 2013 include $12.2M for the quarter and $26.9M for year-to-date from the Hamlin acquisition.

	Fourth Quarter			Year-to-Date
	2013	2012	% Change	2013	2012	% Change

Operating Income
Electronics	$17,550	$8,348	110%	$69,559	$51,422	35%
Automotive	9,364	6,328	48%	39,170	29,817	31%
Electrical	5,562	8,999	(38%)	24,363	32,794	(26%)
Other (4)	347	(5,656)	(106%)	(3,211)	(7,163)	(55%)

Total operating income	$32,823	$18,019	82%	$129,881	$106,870	22%

Interest expense	958	403		2,917	1,701
Investment impairment (5)	-	7,334		10,678	7,334
Foreign exchange (gain) loss	(1,374)	1,275		(3,303)	3,179
Other (income) expense, net	(1,103)	(2,320)		(4,646)	(5,396)

Income before taxes	$34,342	$11,327	203%	$124,235	$100,052	24%

(4) "Other" typically includes special items such as acquisition-related costs, restructuring costs, asset impairments, and gains and losses on asset sales. For the fourth quarter of 2013, "other" included acquisition related fees and other costs related to the Hamlin acquisition ($198K all in G&A) and a favorable purchase accounting adjustment (ASC 805) also related to the Hamlin acquisition ($545K all in Cost of sales).

(5) Impairment and loan losses from investment in Shocking Technologies.

LITTELFUSE, INC.
Supplemental Financial Information
(in millions of USD except share amounts)

GAAP EPS Reconciliation
	Q1-13	Q2-13	Q3-13	Q4-13	FY 2013		Q1-12	Q2-12	Q3-12	Q4-12	FY 2012
GAAP diluted EPS	$0.51	$1.18	$1.19	$1.04	$3.94		$0.81	$1.07	$1.08	$0.44	$3.40
EPS impact of special items (below)	0.44	(0.03)	0.07	0.04	0.52		-	-	0.05	0.37	0.42
Adjusted diluted EPS	$0.95	$1.15	$1.26	$1.08	$4.46		$0.81	$1.07	$1.13	$0.81	$3.82

Year-over-year adjusted EPS growth	17%	7%	12%	33%	17%

Special Items (income)/expense
Acquisition expenses	$-	$1.2	$0.3	$0.2	$1.7		$-	$-	$0.6	$0.3	$0.9
Purchase accounting adjustment	-	1.7	0.3	(0.5)	1.5		-	-	0.4	-	0.4
Pension valuation adjustment	-	-	-	-	-		-	-	-	5.4	5.4
Asset write-down	-	-	-	-	-		-	-	0.5	-	0.5
Adjustment to Operating income	-	2.9	0.6	(0.3)	3.2		-	-	1.5	5.7	7.2
Impairment charges	10.7	-	-	-	10.7		-	-	-	7.3	7.3
Foreign exchange (gain)/loss	-	(3.7)	1.5	(1.4)	(3.6)		-	-	-	-	-
Adjustment to pre-tax income	$10.7	$(0.8)	$2.1	$(1.7)	$10.3		$-	$-	$1.5	$13.0	$14.5

EPS impact of above special items	$0.29	$(0.03)	$0.07	$(0.06)	$0.27		-	-	$0.05	$0.37	$0.42
EPS impact of Shocking tax adjustment	0.15	-	-	0.12	0.27	(1)
EPS impact of other special tax items	-	-	-	(0.02)	(0.02)	(2)	-	-	-	-	-
Total EPS impact	$0.44	$(0.03)	$0.07	$0.04	$0.52		$-	$-	$0.05	$0.37	$0.42

(1) $2.8 million of the Shocking tax adjustment was booked in Q4-13 and $3.3 million was pushed back to Q1-13.
(2) This results from a $450k reduction of a deferred tax liability due to a decrease in the UK statutory tax rate.

Operating margin reconciliation

	Q4-13	FY 2013	Q4-12	FY 2012

Net sales	$198.1	$757.9	$158.8	667.9

GAAP Operating income	$32.8	$129.9	$18.0	$106.9
Add back amortization	3.0	9.3	1.6	6.1
Add back special items	(0.3)	3.2	5.7	7.2
Operating income before amortization and special items	$35.5	$142.4	$25.3	$120.2

Operating margin before amortization and special items	17.9%	18.8%	15.9%	18.0%

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LITTELFUSE, INC.
Condensed Consolidated Balance Sheets
(In thousands of USD, except share amounts)

	December 28, 2013	December 29, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$305,192	$235,404
Short-term investments	6,886	-
Accounts receivable, less allowances	127,887	100,559
Inventories	92,591	75,580
Deferred income taxes	10,350	11,890
Prepaid expenses and other current assets	17,080	16,532
Total net sales	5,500	5,500
Total current assets	565,486	445,465
Property, plant and equipment:
Land	4,382	6,243
Buildings	59,699	54,559
Equipment	354,475	304,954
	418,556	365,756
Accumulated depreciation	(268,383)	(244,845)
Net property, plant and equipment	150,173	120,911
Intangible assets, net of amortization:
Patents, licenses and software	25,166	11,144
Distribution network	51,875	18,964
Customer lists, trademarks and tradenames	21,316	18,704
Goodwill	186,464	133,592
	284,821	182,404
Investment in unconsolidated entity	-	8,666
Investments	12,286	10,327
Deferred income taxes	-	8,090
Other assets	6,402	1,865
Total assets	$1,019,168	$777,728

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$33,872	$27,226
Accrued payroll	29,437	20,540
Accrued expenses	13,087	11,062
Accrued severance	182	1,033
Accrued income taxes	5,931	11,559
Current portion of long-term debt	126,000	84,000
Total current liabilities	208,509	155,420
Long-term debt, less current portion	93,750	-
Deferred income taxes	6,609	-
Accrued post-retirement benefits	8,528	22,338
Other long-term liabilities	14,856	12,412
Total equity	686,916	587,558
Total liabilities and equity	$1,019,168	$777,728

Common shares issued and outstanding of 22,467,491 and 22,029,446 at December 28, 2013 and December 29, 2012, respectively.

LITTELFUSE, INC.
Consolidated Statements of Comprehensive Income
(In thousands of USD, except per share data, unaudited)

	For the Three Months Ended		For the Twelve Months Ended

	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Net sales	$198,129	$158,794	$757,853	$667,913

Cost of sales	121,020	99,387	461,621	409,446

Gross profit	77,109	59,407	296,232	258,467

Selling, general and administrative	34,566	34,078	132,657	124,277
Research and development expenses	6,690	5,678	24,415	21,231
Amortization of intangibles	3,030	1,632	9,279	6,089
	44,286	41,388	166,351	151,597

Operating income	32,823	18,019	129,881	106,870

Interest expense	958	403	2,917	1,701
Impairment and loan loss in unconsolidated affiliate	-	7,334	10,678	7,334
Foreign exchange (gain) loss	(1,374)	1,275	(3,303)	3,179
Other (income) expense, net	(1,103)	(2,320)	(4,646)	(5,396)

Income before income taxes	34,342	11,327	124,235	100,052
Income taxes	10,684	1,486	35,451	24,720

Net income	$23,658	$9,841	$88,784	$75,332

Net income per share:
Basic	$1.05	$0.45	$3.98	$3.45
Diluted	$1.04	$0.44	$3.94	$3.40

Weighted average shares and equivalent shares outstanding:
Basic	22,440	21,979	22,315	21,822
Diluted	22,657	22,228	22,537	22,098

Diluted Net Income Per Share
Net income as reported	$23,658	$9,841	$88,784	$75,332
Less: income allocated to participating securities	(6)	(14)	(51)	(128)
Net income available to common shareholders	$23,652	$9,827	$88,733	$75,204

Weighted average shares adjusted for securities	22,657	22,228	22,537	22,098

Diluted net income per share	$1.04	$0.44	$3.94	$3.40

Comprehensive income	$27,022	$6,575	$92,653	$83,249

LITTELFUSE, INC.
Consolidated Statements of Cash Flows
(In thousands of USD, unaudited)

	For the Twelve Months Ended
	December 28, 2013	December 29, 2012
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$88,784	$75,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,201	25,344
Amortization of intangibles	9,279	6,089
Impairment of assets held for sale	-	549
Provision for bad debts	289	242
Non-cash inventory charge (1)	1,525	567
Pension settlement losses	-	5,348
Stock-based compensation	8,609	7,348
Excess tax benefit on stock-based compensation	(4,054)	(2,728)
Loss (gain) on sale of assets	92	(1,443)
Impairment and equity in net loss of unconsolidated affiliate	10,678	7,334
Deferred income taxes	6,640	(2,661)
Changes in operating assets and liabilities:
Accounts receivable	(16,683)	(1,587)
Inventories	(5,486)	5,439
Accounts payable	2,000	5,353
Accrued expenses (including post retirement)	(8,906)	(9,570)
Accrued payroll and severance	8,032	(4,387)
Accrued taxes	(10,773)	(357)
Prepaid expenses and other	2,140	(42)
Net cash provided by operating activities	117,367	116,170

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(34,953)	(22,529)
Acquisition of businesses, net of cash acquired	(144,382)	(34,016)
Purchase of investment	-	(10,000)
Purchase of short-term investments	(8,478)	(4,616)
Loan to unconsolidated affiliate	-	(2,000)
Proceeds from maturities of short-term investments	2,044	17,805
Proceeds from sale of assets	176	3,664
Net cash used in investing activities	(185,593)	(51,692)

FINANCING ACTIVITIES:
Proceeds from term loan	100,000	23,251
Proceeds of revolving credit facility	160,500	-
Payments of term loan	(1,250)	-
Payments of revolving credit facility	(123,500)	(25,032)
Debt issuance costs	(809)	-
Cash dividends paid	(18,722)	(16,564)
Proceeds from exercise of stock options	21,959	16,367
Excess tax benefit on stock-based compensation	4,054	2,728
Net cash provided by financing activities	142,232	750

Effect of exchange rate changes on cash and cash equivalents	(4,218)	6,160

Increase in cash and cash equivalents	69,788	71,388
Cash and cash equivalents at beginning of period	235,404	164,016
Cash and cash equivalents at end of period	$305,192	$235,404

(1) Purchase accounting adjustment related to acquisitions.